Exhibit 99.1

CD International Enterprises Sells 51% Stake in CDI Beijing Subsidiary for $1.6 Million

Remaining China Operations Now Focused Solely on Magnesium Production and Distribution

DEERFIELD BEACH, FL--(10/9/12) - CD International Enterprises, Inc. (“CD International”) (OTCQB:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services, announced today the sale of  our 51% interest in CDI Beijing International Trading Co., Ltd., a PRC company (“CDI Beijing”) pursuant to the terms of an Equity Transfer Agreement for approximately $1.6 million. The sale of CDI Beijing will enable us to focus our operations in China solely on its magnesium production and distribution operations.

CD International acquired its stake in CDI Beijing in 2008 for approximately $1.5 million.  Under the terms of the October 8, 2012 Equity Transfer Agreement, Mr. Huijuan Chen, Vice President and a minority owner of CDI Beijing, acquired our 51% interest in CDI Beijing.  The purchase price of $1.6 million, comprised of cash and other consideration, is payable in five installments over a four year period  from September 30, 2012 to September 30, 2016, with 9% per annum interest accruing on the residual payments beginning on October 1, 2012 and payable on the final installment. The Equity Transfer Agreement and a further description of that agreement is contained in our October 10, 2012 Form 8-K filed with the Securities and Exchange Commission. CDI Beijing recorded revenue of less than $1 million for the first nine months of fiscal 2012 and we anticipate this disposition will result in a negligible loss.

Commenting on the sale, Dr. James Wang, Chairman and CEO of CD International, stated, "We are pleased to complete the sale of CDI Beijing which will allow us to focus all of our operational efforts in China on our magnesium segment.  We believe that magnesium production and distribution as a pure play in China will be a much more valuable asset to our company in the future as we look to solidify a leading position in this industry.  We intend to continue on our geographic diversification plan by building our commodities distribution operations South America and focusing our U.S. based efforts on corporate management and consulting. We believe that by effectively growing these clearly defined operations, we can maximize the value of our operations in a number of strategic ways for the benefit of our company and its stockholders.”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTCQB: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial corporate consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the effect on the value of our company and possible shareholder return as a result of the sale of our interest in CDI Beijing and our geographic diversification plans and our expectations regarding the value of our magnesium segment operations and our position within the magnesium industry.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net